UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________

FORM 8-K
CURRENT REPORT
Pursuant to
SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

_______________________

Date of Report (Date of earliest event reported):  March 9, 2011

PACIFIC FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	000-29829 (SEC File Number)	91-1815009 (IRS Employer Identification No.)

1101 S. Boone Street
Aberdeen, Washington 98520
(360) 533-8870
(Address, including zip code, and telephone number,
including area code, of Registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)        On March 9, 2011, the Board of Directors (the "Board") of Pacific Financial Corporation (the "Company") elected Dwayne Carter to serve as a director of the Company, subject to receipt of applicable regulatory approvals.

            After regulatory approvals are received and Mr. Carter begins to serve as a director, he will be compensated for his services as a director consistent with the Company's compensation policies for nonemployee directors generally.  A discussion of the Company's director compensation arrangements is included under the heading "Director Compensation for 2009" in the Company's definitive proxy statement for its annual meeting of shareholders held April 28, 2010, filed with the Securities and Exchange Commission on March 30, 2010, and incorporated by reference.

            Mr. Carter is expected to serve on the Board's Audit Committee and the Loan Committee for the Company's operating subsidiary, Bank of the Pacific.  There are no relationships or transactions involving Mr. Carter that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e)        On March 9, 2011, the Board approved the Pacific Financial Corporation Annual Incentive Compensation Plan. The plan provides annual cash incentive award opportunities for eligible employees through the use of performance-based annual incentives.  Payments will be based upon attainment of specified goals and objectives determined annually by the Board or the Compensation Governance and Nominating Committee of the Board (the "Committee").

            Under the plan, each year the Company’s Chief Executive Officer (“CEO”) may submit to the Committee a list of eligible employees (or employee groups) for participation in the plan for the upcoming year.  In addition, the CEO may provide the Committee with a summary of the annual incentive award tiers, the incentive award opportunities for each tier, the weighting of company versus department or  individual performance goals, and a summary of possible payouts, for the Committee’s review and approval.  Each plan participant will be notified of eligibility for participation in the plan.

            Company performance will be based on the Company's success as measured by criteria determined by the Committee.  If the Company does not meet minimum performance levels, there will be no payouts under the plan.  Department or individual performance criteria will vary based on the position and role of each participant.  Award payouts will be calculated using a ratable approach as a percentage of the participant's salary. The calculation of incentive award payouts is subject to the approval of the Committee.

            The above summary description of the Annual Incentive Compensation Plan is qualified in its entirety by the full text of the  plan, a copy of which is filed as Exhibit  10.1 to this report and incorporated by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits:

The following exhibit is filed with this Form 8‑K:

10.1  Pacific Financial Corporation Annual Incentive Compensation Plan, approved March 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC FINANCIAL CORPORATION
DATED: March 15, 2011	By:	/s/ Denise Portmann
Denise Portmann Chief Financial Officer